                                                                      Exhibit 21
                                                                      ----------


                  SUBSIDIARIES OF THE REGISTRANT

                                                  State or other
                                                  jurisdiction of
                                                  incorporation
Subsidiary                                        or organization
----------                                        ---------------


Advanced Structures, Inc.                          Ohio
Compool, Inc.                                      Ohio
ENPAC Corporation                                  Delaware
EPPS, Ltd.                                         Mauritius
Essef Caribbean, Inc.                              Ohio
Essef Manufacturing FSC, Inc.                      U.S. Virgin Islands
Euroimpex Spa                                      Italy
Hobson Brothers Aluminum Foundry
    & Mould Works, Inc.                            Ohio
Pac-Fab, Inc.                                      Delaware
Purex Pool Systems, Inc.                           Delaware
Sanford Technology Corporation                     North Carolina
Structural Europe N.V.                             Belgium
Structural Iberica S.A.                            Spain
Structural India Private, Ltd.                     India

